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                  Consent of Independent Chartered Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69288) pertaining to the DynaMotive Energy Systems Corporation 1993 Stock Option Plan (formerly DynaMotive Technologies Corporation) of our report dated April 12, 2002 and Comments of Auditor on Canada-United States Reporting Difference dated April 12, 2002 with respect to the consolidated financial statements of DynaMotive Energy Systems Corporation (formerly DynaMotive Technologies Corporation) included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


Vancouver, Canada                                       /s/ Ernst & Young LLP
April 15, 2002                                          ------------------------
                                                        Chartered Accountants